LETTER TO SHAREHOLDERS



TIMBERLINE BANCSHARES, INC.

June 7, 2000

Dear Shareholders:


You are cordially invited to attend the Annual Meeting of Shareholders the ("Meeting") of Timberline Bancshares, Inc. which will be held at the Yreka Community Center, 821 North Oregon Street, Yreka, California, on Thursday, June 29, 2000 at 4:00 p.m.

At the Meeting, shareholders will be asked to elect directors for the ensuing year and ratify the appointment of Carlson, Pavlik & Drageset as Timberline Bancshares, Inc.'s independent certified public accountants for 2000. Information regarding the nominees for election of directors and the independent certified public accountants is set forth in the accompanying Proxy Statement.

It is important that your shares be represented at the Meeting whether or not you plan to attend. Please indicate on the enclosed proxy card your vote on the matters presented, and sign, date and return the proxy card. If you do attend the Meeting and wish to vote in person, your proxy will be withdrawn at that time. We urge you to vote for the election of all of the nominees named in the Proxy Statement and for ratification of the independent certified public accountants.


                                    ss/John A. Linton
                                       John A. Linton
                                       President


123 N. Main St.
Yreka, Ca  96097




TIMBERLINE BANCSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 29, 2000

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 2000 Annual Meeting of Shareholders (the "Meeting") of Timberline Bancshares, Inc. (the "Corporation") to be held at the Yreka Community Center, 821 North Oregon Street, Yreka, California, on
Thursday, June 29, 2000 at 4:00 p.m., and at any and all adjournments thereof.

It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed on or about June 7, 2000 to shareholders eligible to receive notice of, and to vote at, the Meeting.

Revocability of Proxies

A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Corporation an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the proxy-holders will be suspended ifthe person executing the Proxy is present at the Meeting and elects to vote in person by advising the chairman of the Meeting of his or her election to vote in person, and votes in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed
Proxy received in time for the Meeting will be voted by the proxy-holders accordance with the instructions specified on the Proxy. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL VOTED "FOR" THE NOMINEES FOR ELECTION OF DIRECTORS NAMED HEREIN AND FOR" RATIFICATION OF THE APPOINTMENT OF CARLSON, PAVLIK & DRAGESET AS THE CORPORATION'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2000. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

Persons Making the Solicitation

This solicitation of Proxies is being made by the board of directors (the "Board") of the Corporation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Corporation. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers and employees of the Corporation and its subsidiary, Timberline Community Bank (the "Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefore. Although there is no formal agreement to do so, the Corporation will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Corporation is held of record by such entities. In addition, the Corporation may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it to be advisable.


VOTING SECURITIES

There were issued and outstanding 1,006,860 shares of Corporation common stock ("Common Stock") on June 1, 2000, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of the Corporation as of the Record Date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of the Corporation gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy-holders, in accordance with management's recommendation. The effect of broker non-votes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.


SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Management of the Corporation knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of Common Stock, except as set forth in the table below. The following table sets forth, as of May 1, 2000, the number and percentage of outstanding shares of Common Stock beneficially owned, directly or indirectly, by each of the Corporation's directors and named executive officers and by the directors and executive officers of the Corporation as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a director or named executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of May 1, 2000. Unless otherwise indicated, the persons listed below have sole voting and investment powers.
Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Corporation.


                               Amount and Nature of              Percent
Beneficial Owner               Beneficial Ownership             of Class(1)

Directors and Named
Executive Officers:
Stephen P. Bradley                   16,320(1)(2)                      1.6
Gareld J. Collins                    73,866(1)(9)                      7.3
Richard S. Day                       72,800(1)(3)                      2.2
Norman E. Fiock                      95,024(1)(4)(9)                   9.3
Don L. Hilton                        82,734(1)(5)(9)                   8.1
John A. Linton                       20,500(6)(7)                      2.0
Robert J. Youngs                     81,364(1)(8)(9)                   8.0

Principal Shareholder:
Charles J. Cooley                    63,244(9)                         6.3

All Directors and Executive
Officers as a Group (numbering 8)   403,854(10)                       37.0


(1) The amount includes 10,000 shares acquirable by the exercise of vested stock options.

(2) The amount includes 6,320 shares of which Mr. Bradley has shared voting and investment powers.

(3) The amount includes 12,800 shares of which Mr. Day has shared voting and investment powers.

(4) The amount includes 8,050 shares owned by Mrs. Fiock of which Mr. Fiock disclaims beneficial ownership.

(5) The amount includes 32,888 shares of which Mr. Hilton has shared voting and investment powers.

(6) The amount includes 20,000 shares acquirable by the exercise of vested stock options.

(7) The amount includes 500 shares of which Mr. Linton has shared voting and investment powers.

(8) The amount includes 71,364 shares of which Mr. Youngs has shared voting and investment powers.

(9) The business address of these shareholders is c/o Timberline Bancshares, Inc., 123 Main Street, Yreka, California.

(10)The amount includes 85,000 shares acquirable by the exercise of stock options.


Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain executive officers and persons who own more than ten percent of a registered class of the Corporation's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, the Corporation believes that, during 1999 the Reporting Persons complied with all filing requirements applicable to them.


PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees

The Corporations Bylaws presently provide that the number of directors of the Corporation shall not be less than seven (7) nor more than thirteen (13) until changed by an amendment to the Bylaws adopted by the Corporation's shareholders. The Bylaws further provide that the exact number of directors shall be seven (7) until changed by a Bylaw amendment duly adopted by the Corporation's shareholders or the Board.

The persons named below, all of whom are currently members of the Board, have been nominated for election as directors to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and have qualified. Unless otherwise instructed, the proxy-holders will vote the Proxies received by them for the election of the nominees named below. Votes of the proxy-holders will be cast in such a manner as to effect, if possible, the election of all seven (7) nominees, as appropriate, (or as many thereof as possible under the rules of cumulative voting). The seven nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.



The following table sets forth as of May 1, 2000, the names of, and certain information concerning, the persons nominated by the Board for election as directors of the Corporation.


                              Year First         Principal Occupation
Name and Title                Appointed               During the
Other Than Director     Age    Director             Past Five Years

Stephen P. Bradley       62      1999      President, Shasta Forest Products.

Gareld J. Collins        86      1991      General Partner, Enterprises
                                           Investments.

Richard S. Day           82      1991      Secretary of the Corporation.
                                           Retired business executive.

Norman E. Fiock          75      1991      Retired cattle rancher and farmer.

Don L. Hilton            63      1991      Chairman of the Corporation.
                                           President of Don Hilton
                                           Enterprises and Shasta Holiday,
                                           Inc.

John A. Linton           59      1998      President of the Corporation and
                                           President and Chief Executive
                                           Officer of the Bank.  Former
                                           Executive Vice President of the
                                           Bank (1998-1999).  Former
                                           Executive Vice President of
                                           Colonial Bank, Grants Pass, Oregon
                                           (1991-1998)

Robert J. Youngs         65      1991      Chairman and Chief Executive
                                           Officer of the Corporation.
                                           Former President and Chief
                                           Executive Officer of the Bank.

All nominees will continue to serve if elected at the Meeting until the 2001 Annual Meeting of Shareholders and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Corporation acting within their capacities as such. There are no family relationships among any of the directors and executive officers of the Corporation. No director or executive officer of the Corporation serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

The Board of Directors and Committees

The Corporation's Board held eleven (11) meetings during 1999. None of the directors attended less than 75 percent of all Board meetings and committee meetings (of which they were a member) that were held in 1999.

There were no standing committees of the Corporation's Board in 1999, except an audit committee.

The Corporation's audit committee, which consisted of all the directors except Messrs. Linton and Youngs met one time in 1999. The audit committee's functions include making recommendations to the Board on the selection of the Corporation's independent certified public accountants, reviewing the arrangements for the independent certified public accountants' examination, reviewing the internal accounting controls and reporting, and any other duties assigned by the Board.

Compensation of Directors

The directors of the Corporation who are not employees of the Bank received a fee of $400 per board meeting. The Secretary of the Corporation's Board received a fee of $600 per meeting. No directors fees are paid for the committee meetings, and directors and their dependents are provided with health and dental insurance coverage. The directors were each granted a 10 year stock option to acquire 10,000 shares of common stock at $10.00 per share in June 1999.

Executive Officers

The following table sets forth information, as of May 1, 2000, concerning executive officers of the Corporation:

                                      Position and Principal Occupation
Name                   Age                For the Past Five Years

John A. Linton         59             President of the Corporation and
                                      President and Chief Executive Officer
                                      of the Bank.  Former Executive Vice
                                      President of the Bank (1998-1999).
                                      Former Executive Vice President of
                                      Colonial Bank, Grants Pass, Oregon
                                      (1991-1998).

Robert J. Youngs       65             Chairman and Chief Executive Officer of
                                      the Corporation.  Former President and
                                      Chief Executive Officer of the Bank.

Helen L. Gaulden       60             Senior Vice President/Treasurer of the
                                      Corporation and Senior Vice President
                                      /Cashier of the Bank.


Executive Compensation    The executive officers of the Corporation received no
compensation from the Corporation other than stock options. The Executive officers of the Corporation as executive officers of the Bank received compensation from the Bank. The following table summarizes the compensation of the named executive officers from the Corporation and Bank.


                              Summary Compensation Table

                                                                  Long Term Compensation
                    Annual Compensation                            Awards             Payouts
(a)                  (b)     (c)      (d)       (e)       (f)        (g)            (h)       (i)
                                                 Other
                                                 Annual   Restricted                         All
Name and                                         Compen-    Stock                  LTIP      Other
Principal                    Salary   Bonus      Sation    Award(s)   Options/     Payouts   Compen-
Position             Year     ($)     ($)        ($)         ($)      SARs(1)       ($)      ($)(2)

John A. Linton(3)    1999    $82,000  $17,500     --         --      20,000          --       232
President of the     1998    $60,000   $2,500     --         --      10,000          --       360
Corporation          1997         --       --     --         --          --          --        --
  President
 and Chief Exec-
utive Officer
of  the Bank

Robert J. Youngs     1999   $120,000 $18,000      --         --      10,000          --       1,829
Chairman and Chief   1998   $120,000 $39,000      --         --      10,000          --       1,685
Executive Officer    1996   $120,000 $39,000      --         --          --          --       1,685
of the Corporation,
Former President and
 Chief Executive
Officer of the Bank

(1)   The options granted in 1998 were canceled in 1999.
(2)   Represents life insurance.
(3)   Mr. Linton started in February 1998.



                                    Option/SAR Grants Table
                             Option/SAR Grants in Last Fiscal Year

                                       Individual Grants




(a)                  (b)              (c)          (d)               (e)

                                  % of Total
                                 Options/SARs
                 Options/SARs     Granted to      Exercise or
                   Granted       Employees in     Base Price       Expiration
Name                 (#)          Fiscal Year     ($/Share)           Date

John A. Linton     20,000           16.4          10.00               6/09

Robert J. Youngs   10,000            8.2          10.00               6/09


                 Option/SAR Exercises and Year-End Value Table
Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

(a)                 (b)                  (c)                  (d)                  (e)

                                                           Number of         Value of Unexercised
                                                          Un-exercised          In-the-Money
                                                          Options/SARs at      Options/SARs at
                                                          Year-End (#)           Year-End ($)
               Shares Acquired on    Value Realized       Exercisable/          Exercisable/
Name              Exercise (#)            ($)             Unexercisable        Unexercisable

John A. Linton     0                    0                 20,000/0                0/0

Robert J. Youngs   0                    0                 10,000/0                0/0


                            10-year Option Repricings

                                  Number of                                          Length of
                                  Securities  Market Price   Exercise                Original
                                  Underlying  of Stock at    Price at       New      Option Term
                                   Options      Time of      Time of     Exercise     Remaining
                      Date of      Repriced    Repricing     Repricing     Price     at Date of
 Name and Position   Repricing       (#)         ($)           ($)          ($)       Repricing

John A. Linton         6/99        10,000      $10.00        $12.50       $10.00     9 yrs. 2mos.

Robert J. Youngs       6/99        10,000      $10.00        $12.50       $10.00     9 yrs. 2mos.


Salary Continuation Agreements

Messrs. Linton and Youngs each have a salary continuation agreement with the Bank which provides for retirement benefits. Mr. Linton's agreement provides that he will be paid $48,000 per year for ten years following his retirement from the Bank at age 65 or later. In the event of disability prior to retirement, Mr. Linton would be totally vested in salary continuation benefits up to a maximum of $48,000 per year for ten years. The amount of such benefit may be paid in a one time lump at the election of Mr. Linton. Furthermore, if Mr. Linton dies within 24 months of receiving a lump sum salary continuation payment for disability prior to retirement, his beneficiary shall be entitled to a further lump sum payment, if any, in the amount that would be sufficient to fund an annuity assuming Mr. Linton had retired at age 65 and less the amount paid in the original lump sum payment. In the event of voluntary termination prior to retirement, Mr. Linton would be totally vested in salary continuation benefits up to $216,069 to be paid within three months of his voluntary termination. In the event Mr. Linton dies while in active service of the Bank, his beneficiary will receive from the Bank a benefit amount of $48,000 per year for 10 years beginning one month after his death or a lump sum equivalent at the election of Mr. Linton's beneficiary. In the event of termination with cause, Mr. Linton will forfeit any benefits from the salary continuation agreement. In the event of termination by the Bank without cause, Mr. Linton shall receive the benefits of $48,000 per year for ten years beginning at age 65 or a lump sum equivalent at the election of Mr. Linton.

Mr. Youngs' agreement provides that he will be paid $48,000 per year for fifteen years following his retirement from the Bank at age 65 or later.
Mr. Youngs retired in December 1999 and is receiving his salary continuation benefits.


PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of Carlson, Pavlik & Drageset, Yreka, California, served as independent certified public accountants for the Corporation and the Bank through the year 1999. The Corporation has selected Carlson, Pavlik & Drageset to serve as the Corporation's independent certified public accountants for the year 2000. All services rendered by Carlson, Pavlik
& Drageset were approved by the Board, which has determined the firm of Carlson, Pavlik & Drageset to be independent. It is expected that one or more representatives of Carlson, Pavlik & Drageset will be present at the Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

In the event shareholders do not ratify the appointment of Carlson, Pavlik
& Drageset as the Corporation's independent certified public accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Corporation's audit committee and the Board.

Ratification of the appointment of Carlson, Pavlik & Drageset as the Corporation's independent certified public accountants for fiscal year 2000 requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the meeting.

Management recommends that the shareholders vote "FOR" ratification of the appointment of Carlson, Pavlik & Drageset as the Corporation's independent certified public accountants for 2000.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the Corporation's directors and executive officers and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.


SHAREHOLDER PROPOSALS

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Corporation's 2001 Annual Meeting of Shareholders is February 10, 2001.


OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy as proxyholders to vote the shares represented by the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the Proxy.


                                          TIMBERLINE BANCSHARES, INC.

                                          Ss/Richard S. Day
Dated:  June 7, 2000                      Richard S. Day
                                          Secretary

The Annual Report to Shareholders for the fiscal year ended December 31, 1999 has been previously mailed to the Corporation's shareholders.

A COPY OF THE CORPORATION'S 1999 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO THE BANCORP'S SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, TIMBERLINE BANCSHARES, INC.,
123 NORTH MAIN STREET, YREKA, CALIFORNIA 96097.